EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Ophthalmic Imaging Systems is being filed on behalf of each of us.

DATED: July 6, 2009

                                        U.M. ACCELMED, LIMITED PARTNERSHIP
                                        BY A.M. ACCELMED MANAGEMENT (2009) LTD.,
                                        GENERAL PARTNER

                                        /s/ Uri Geiger
                                        ----------------------------------------
                                        Uri Geiger
                                        Chairman

                                        A.M. ACCELMED MANAGEMENT (2009) LTD.

                                        /s/ Uri Geiger
                                        ----------------------------------------
                                        Uri Geiger
                                        Chairman

                                        M. ARKIN (1999) LTD.

                                        /s/ Moshe Arkin
                                        ----------------------------------------
                                        Moshe Arkin
                                        Director

                                        MOSHE ARKIN

                                        /s/ Moshe Arkin
                                        ----------------------------------------